As Filed with the Securities and Exchange Commission on January 3, 1997
     -----------------------------------------------------------------------

                                                Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                 FORENSIC TECHNOLOGIES INTERNATIONAL CORPORATION
               (Exact name of issuer as specified in its charter)

            Maryland                             52-1261113
     (State of Incorporation)         (IRS Employer Identification Number)

                 2021 Research Drive, Annapolis, Maryland 21401
                    (Address of Principal Executive Offices)

                                 (410) 224-8770
              (Registrant's telephone number, including area code)

                 FORENSIC TECHNOLOGIES INTERNATIONAL CORPORATION
                       1992 Stock Option Plan, As Amended
                            (Full title of the Plan)
                           ---------------------------

                                Jack B. Dunn, IV
                      Chief Executive Officer and President
                 Forensic Technologies International Corporation
                               2021 Research Drive
                            Annapolis, Maryland 21401
                                 (410) 224-8770
            (Name, address and telephone number of agent for service)
                          ----------------------------
                                    Copy to:
                            John B. Watkins, Esquire
                           Wilmer, Cutler & Pickering
                                100 Light Street
                            Baltimore, Maryland 21202
                                 (410) 986-2800
                          ----------------------------
                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                      Proposed               Proposed
       Title of                                        Maximum                Maximum
      Securities                Amount                Offering               Aggregate              Amount of
         to be                   to be                  Price                Offering             Registration
      Registered            Registered (1)            Per Share                Price                 Fee (2)
--------------------------------------------------------------------------------------------------------------------
Stock Options              1 ,002,548 options            ----                   ----                   ----

Common Stock,                     81,900 shares        $3.57              $  292,383               $    97.36
par value $.01 per                25,059 shares        $2.38              $  297,640               $    99.11
share,                            35,700 shares        $4.76              $  169,932               $    56.59
issuable upon exercise           184,800 shares        $8.50              $1,179,024               $   392.61
of                                58,800 shares        $6.38              $  499,000               $   166.17
Stock Options                     40,000 shares        $8.75              $  350,000               $   116.55
                                 476,289 shares        $9.13              $4,348,518               $ 1,448.06
                                 --------------        -----               ---------                ---------
                               1,002,548 shares        $7.12              $7,136,497               $ 2,376.45

         TOTALS
--------------------------------------------------------------------------------------------------------------------

(1) Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates.
(2) The registration fee has been calculated in accordance with Rule 457(h) with respect to 476,289 of the shares registered on the basis of the average of the high and low sale prices reported on the Nasdaq National Market ("Nasdaq") on December 27, 1996 and with respect to the remaining 526,259 shares registered on the basis of the price at which options may be exercised.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         Note: The document(s) containing the information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Forensic Technologies International Corporation (the "Registrant" or the "Company") shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         Item 3.   Incorporation of Documents by Reference

         The Company hereby  incorporates  by reference the documents  listed in
(a) through (c) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (prior to filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         (a) The Company's Prospectus dated May 8, 1996 filed pursuant to Rule 424(b) under the Securities Act, which contains audited financial statements for the Company's latest fiscal year ended December 31, 1995 and fiscal years ended December 31, 1993 and 1994, and interim financial statements for the Company's latest quarter ended March 31, 1996 and the quarter ended March 31, 1995.

         (b) The Company's quarterly financial statements on Form 10-Q for the quarter ended September 30, 1996 filed on November 14, 1996 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended.

         (c) The Company's Current Reports on Form 8-K pursuant to Item 2 filed on October 15, 1996, and pursuant to Item 7 filed on November 27, 1996, and pursuant to Item 5 filed on December 31, 1996.

         (d) All of the reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year and the interim period covered by the Prospectus referred to in subsections (a),(b) and (c) above.

         (e) The description of the Company's Common Stock which is incorporated by reference in the Registration Statement on Form 8-A filed by the Company under the Exchange Act on April 30, 1996, including any amendment or report filed for the purpose of updating such description.

         Item 4.   Description of Securities

         Inapplicable.

         Item 5.  Interests of Named Experts and Counsel

         The validity of the authorization and issuance of the Common Stock offered hereby will be passed upon for the Company by Wilmer, Cutler & Pickering, Baltimore, Maryland. George P. Stamas, a member of the Board of Directors and a stockholder of the Company, is a partner in Wilmer, Cutler & Pickering. As of November 30, 1996, Mr. Stamas was the beneficial owner of 5,838 shares of Common Stock and stock options to purchase 14,700 shares of Common Stock of the Company.

         Item 6.   Indemnification of Directors and Officers

         1.  Statutory Provisions of the Maryland General Corporation Law.

         ss.2-418. Indemnification of directors, officers, employees and agents.

                  (a) Definitions. - In this section the following words have the meanings indicated.

                           (1) "Director" means any person who is or was a director of a corporation and any person who, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan.

                           (2) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

                           (3)  "Expenses" include attorney's fees.

                           (4)  "Official capacity" means the following:

                                     (i) When used with  respect to a  director,
                  the office of director in the corporation; and

                                    (ii)  When  used  with  respect  to a person
                  other than a director as contemplated in subsection (j), the elective or appointive office in the corporation held by the officer, or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation.

                                    (iii)  "Official  capacity" does not include
                  service of any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.

                           (5) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

                           (6) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.

                  (b) Permitted indemnification of director. - (1) A corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that:

                                    (i) The act or omission of the  director was
                  material to the matter giving rise to the proceeding; and

                                            1.   Was committed in bad faith; or

                                            2.   Was the  result of  active  and
                                                 deliberate dishonesty; or

                                    (ii)  The  director   actually  received  an
                  improper personal benefit in money, property, or services; or

                                    (iii)   In  the   case   of   any   criminal
                  proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

                           (2) (i)Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding.

                                    (ii) However,  if the  proceeding was one by
                  or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation.

                           (3) (i) The termination of any proceeding by judgment, order, or settlement does not create a presumption that the director did not meet the requisite standard of conduct set forth in this subsection.

                                    (ii) The  termination  of any  proceeding by
                  conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet that standard of conduct.

                  (c) No indemnification of director liable for improper personal benefit. - A director may not be indemnified under subsection (b) of this section in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.


                  (d) Required indemnification against expenses incurred in successful defense. - Unless limited by the charter:

                           (1) A director who has been successful, on the merits
                  or otherwise, in the defense of any proceeding referred to in subsection (b) of this section shall be indemnified against reasonable expenses incurred by the director in connection with the proceeding.

                           (2) A court of appropriate jurisdiction, upon application of a director and such notice as the court shall require, may order indemnification in the following circumstances:

                                    (i) If it  determines a director is entitled
                  to reimbursement under paragraph (1) of this subsection, the court shall order indemnification, in which case the director shall be entitled to recover the expenses of securing such reimbursement; or

                                    (ii) If it  determines  that the director is
                  fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standards of conduct set forth in subsection (b) of this section or has been adjudged liable under the circumstances described in subsection (c) of this section, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged in the circumstances described in subsection (c) shall be limited to expenses.

                           (3) A court of  appropriate  jurisdiction  may be the
                  same court in which the proceeding involving the director's liability took place.

                  (e) Determination that indemnification is proper. - (1) Indemnification under subsection (b) of this section may not be made by the corporation unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in subsection (b) of this section.

                           (2)  Such determination shall be made:

                                    (i) By the board of  directors by a majority
                  vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate:

                                    (ii) By special  legal  counsel  selected by
                  the board of directors or a committee of the board by vote as set forth in subparagraph (i) of this paragraph, or, if the requisite quorum of the full board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full board in which directors who are parties may participate; or

                                    (iii)  By the stockholders.

                           (3) Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in subparagraph (ii) of paragraph (2) of this subsection for selection of such counsel.

                           (4) Shares held by  directors  who are parties to the
                  proceeding may not be voted on the subject matter under this subsection.

                   (f) Payment of expenses  in advance of final  disposition  of action. - (1) Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of:

                                    (i) A written affirmation by the director of
                  the director's good faith belief that the standard of conduct necessary for indemnification by the corporation as authorized in this section has been met; and

                                    (ii) A written  undertaking  by or on behalf
                  of the director to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

                           (2) The undertaking  required by subparagraph (ii) of
                  paragraph (1) of this subsection shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment.

                           (3) Payments under this  subsection  shall be made as
                  provided by the charter, bylaws, or contract or as specified in subsection (e) of this section.

                  (g) Validity of indemnification provision. - The indemnification and advancement of expenses provided or authorized by this section may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, the bylaws, a resolution of stockholders or directors, an agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

                  (h) Reimbursement of director's expenses incurred while appearing as witness. - This section does not limit the corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.

                  (i) Director's service to employee benefit plan. - For purposes of this section:

                           (1) The corporation shall be deemed to have requested
                  a director to serve an employee benefit plan where the performance of the director's duties to the corporation also imposes duties on, or otherwise involves services by, the director to the plan or participants or beneficiaries of the plan;

                           (2) Excise taxes  assessed on a director with respect
                  to an employee benefit plan pursuant to applicable law shall be deemed fines; and

                           (3) Action taken or omitted by the director with respect to an employee benefit plan in the performance of the director's duties for a purpose reasonably believed by the director to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

                  (j) Officer, employee or agent. - Unless limited by the charter:

                           (1) An officer of the corporation shall be indemnified as and to the extent provided in subsection (d) of this section for a director and shall be entitled, to the same extent as a director, to seek indemnification pursuant to the provisions of subsection (d);

                           (2) A corporation may indemnify and advance  expenses
                  to an officer, employee, or agent of the corporation to the same extent that it may indemnify directors under this section; and

                           (3) A  corporation,  in addition,  may  indemnify and
                  advance expenses to an officer, employee, or agent who is not a director to such further extent, consistent with law, as may be provided by its charter, bylaws, general or specific action of its board of directors, or contract.

                  (k) Insurance or similar protection. - (1) A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against liability under the provisions of this section.

                           (2) A  corporation  may provide  similar  protection,
                  including a trust fund, letter of credit, or surety bond, not inconsistent with this section.

                           (3) The insurance or similar protection may be provided by a subsidiary or an affiliate of the corporation.

                  (l) Report of indemnification to stockholders. - Any indemnification of, or advance of expenses to, a director in accordance with this section, if arising out of a proceeding by or in the right of the corporation, shall be reported in writing to the stockholders with the notice of the next stockholders' meeting or prior to the meeting.

         2.   Charter Provisions.

         The Company has provided for indemnification by the following provision of ARTICLE EIGHTH of its Charter.

                  The Corporation shall indemnify (a) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law, and (b) its other employees and agents to such extent as shall be authorized by the Board of Directors or in the Corporation's By-laws and be permitted by law. The foregoing shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such actions as are necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve, and amend from time to time such By-Laws, resolutions and contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or appeal.

         3.   By-laws Provisions.

         The  Company  has  provided  for   indemnification   by  the  following
provisions of ARTICLE XI of its By-laws:

                  SECTION 1. Definitions. As used in this Article XI, any word or words that are defined in Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Indemnification Section"), as amended from time to time, shall have the same meaning as provided in the Indemnification Section.

                  SECTION 2. Indemnification of Directors and Officers. The Corporation shall indemnify and advance expenses to a director or officer of the Corporation in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section.

                  SECTION 3. Indemnification of Other Agents and Employees. With respect to an employee or agent, other than a director or officer of the Corporation, the Corporation may, as determined by and in the discretion of the Board of Directors of the Corporation, indemnify and advance expenses to such employees or agents in connection with a proceeding to the extent permitted by and in accordance with the Indemnification Section.

         Item 7.   Exemption from Registration Claimed

                  Not Applicable.

         Item 8.  Exhibits


           Number              Description

           4.1* Amended and Restated Articles of Incorporation of the Registrant.

           4.2*                Restated By-Laws of the Registrant.

           4.3*                1992 Stock Option Plan, as amended.

           4.4*                Specimen  certificate   representing  the  Common
                               Stock of Registrant.

           5.1                 Opinion of Wilmer, Cutler & Pickering.

           23.1                Consent of Independent Public Accountants.

           23.1a Consent of Wilmer, Cutler & Pickering (included in Exhibit 5.1).

           24.1 Power of Attorney (included as part of the signature page to this Registration Statement).
         ------------------
         * Incorporated herein by reference from the Registrant's Registration Statement on Form SB-2 (File No. 333-2002).

         Item 9.  Undertakings

         The undersigned Registrant hereby undertakes the following:

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1993;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (b)  The  undersigned  registrant  hereby  undertakes
that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (c) The  undersigned  registrant  hereby  undertakes,
that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Annapolis, Maryland on January 3, 1997.

                 FORENSIC TECHNOLOGIES INTERNATIONAL CORPORATION


                                            /s/ Jack B. Dunn, IV
                                           -------------------------------------
                                           Jack B. Dunn, IV
                                           Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jack B. Dunn, IV his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                   Title                                          Date

                                Director, Chief Executive Officer
/s/Jack B. Dunn IV              and President (principal executive officer)           January 3, 1997
-------------------
Jack B. Dunn, IV

                                Executive Vice President and Chief Financial
                                Officer, Secretary and Treasurer (principal
 /s/Gary Sindler                financial  and accounting officer)                    January 3, 1997
------------------
Gary Sindler


 /s/Daniel W. Luczak            Chairman of the Board                                 January 3, 1997
--------------------
Daniel W. Luczak


                                      -13-




/s/ Joseph R. Reynolds, Jr.     Vice Chairman of the Board                            December 31, 1996
----------------------------
Joseph R. Reynolds, Jr.



/s/ James A. Flick              Director                                              December 31, 1996
---------------------
James A. Flick



/s/ Peter F. O'Malley           Director                                              December 31, 1996
---------------------
Peter F. O'Malley



/s/ Dennis J. Shaughnessy       Director                                              December 31, 1996
-------------------------
Dennis J. Shaughnessy




/s/ George P. Stamas            Director                                              December 31, 1996
--------------------
George P. Stamas


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    EXHIBITS

                                       to

                                    FORM S-8



                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933



                 FORENSIC TECHNOLOGIES INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

















                                    Exhibits

           Number              Description

           4.1* Amended and Restated Articles of Incorporation of the Registrant.

           4.2*                Restated By-Laws of the Registrant.

           4.3*                1992 Stock Option Plan, as amended.

           4.4*                Specimen  certificate   representing  the  Common
                               Stock of Registrant.

           5.1                 Opinion of Wilmer, Cutler & Pickering.

           23.1                Consent of Independent Public Accountants.

           23.1a Consent of Wilmer, Cutler & Pickering (included in Exhibit 5.1).

           24.1 Power of Attorney (included as part of the signature page to this Registration Statement).


         ------------------
         * Incorporated herein by reference from the Registrant's Registration Statement on Form SB-2 (File No. 333-2002).